Exhibit 99.1

WELLS MID-HORIZON VALUE-ADDED FUND I, LLC FACT SHEET
December 31, 2010

INVESTMENT OBJECTIVE

The investment strategy of the Wells Mid-Horizon Value-Added Fund is to acquire office and industrial properties that we believe are undervalued or underperforming and to restabilize them in the near-term, utilizing multiple market and property-level tactics to enhance the assets’ values.

PORTFOLIO SUMMARY

Property	Location	% Leased	Size (sq. ft.)	Acquisition Date	Acquisition Price*	Price/ Sq. Ft.	Sale Price*	Sale Date	Net Sale** Proceeds
6000 Nathan Lane	Plymouth, Minn.	45%	183,999	9/20/2006	$25.35 million	$138	—	—	—
3000 Park Lane	Pittsburgh, Pa.	100% at sale	105,316	1/5/2007	$11.00 million	$104	$16.9 million	9/22/2010	$16.1 million
330 Commerce Street	Nashville, Tenn.	76%	118,082	12/14/2007	$13.80 million	$117	—	—	—
Parkway at Oak Hill	Austin, Texas	79%	145,789	10/15/2008	$19.00 million	$130	—	—	—

MESSAGE FROM THE PORTFOLIO MANAGER

As we close out 2010, we are excited to announce that we have successfully closed on a new loan facility that we believe will provide the necessary capital to meet our leasing and operational needs over the remaining life of the Fund.

The new loan with NXT Capital, which closed on December 17, 2010, provided an initial funding of $19 million, which allowed us to pay off the Bank of America loan as well as the A10 Capital loans, and to fund reserve accounts needed to cover operating shortfalls in the near-term resulting from existing vacancy and free rent allowances in recent leases. In addition to the initial funding, the new loan includes a $1.0 million interest reserve, and up to an additional $10 million for future leasing costs. Further, the loan bears an interest rate that is well below the A10 loans that were put in place at the beginning of 2010.

While the new loan provides much-needed capital flexibility and the pay-off of the Bank of America loan eliminated the restriction on distribution to shareholders, the Board of Directors elected to not make a distribution to shareholders in the 4th quarter of 2010. This decision was made out of an abundance of caution, to ensure that the existing portfolio is positioned to make the new loan payments through the remaining lease-up period. While it is difficult to project when the properties will achieve stabilized occupancy, we are encouraged by the recovering economy and the early signs of job formation, and we believe that our properties are well-positioned to take advantage of leasing opportunities. The Board will continue to evaluate the overall financial performance of the fund in determining the appropriate timing for future distributions.

We are very pleased with the past quarter’s progress and look forward to 2011. Our team is working diligently on our portfolio, focusing on our target objectives. We will continue to update you on our progress as we move into the New Year.

Kevin Hoover, MAI, CCIM President, Wells Investment Management Company, LLC

FUND INVESTMENT STRATEGY

The Fund seeks to capture superior total returns for investors by selling each asset once its stabilized value has been achieved (target investment horizon 4–8 years). The Fund will create value through:

•   Enhanced leasing — new tenants and tenant retention

•   Tenant credit improvement — targeting “rising-star” tenants

•   Local market recovery and lease rate improvement

•   Property renovation and repositioning

•   Asset and property management operations

Please see Risk Factors on reverse.

OFFERING SUMMARY HIGHLIGHTS

The Fund offers the potential for a higher risk-adjusted return from underperforming office and industrial real estate investments across the U.S.
OFFERING DATES	September 2005–September 2008
TOTAL EQUITY RAISED	$51,664,669
PRICE PER UNIT	$1,000
STRUCTURE	Regulation “D” Private Placement
TARGET INVESTMENT HORIZON	4–8 years*
CURRENT LEVERAGE	36% (50% leverage target)
* Although the Private Placement Memorandum allows for more time, we will work diligently to deliver the target return during a four- to eight-year period.

*	Does not include closing costs.
**	Net Sale Proceeds (NSP) is defined as the gross sale price less any costs to sell.

This informational piece must be read in conjunction with the Private Placement Memorandum (PPM) in order to understand fully all of the implications and risks of the Wells Mid-Horizon Value-Added Fund I offering. Wells Real Estate Funds is affiliated with the Dealer-Manager – Wells Investment Securities, Inc. – Member FINRA/SIPC.

Continued on reverse

WELLS MID-HORIZON VALUE-ADDED FUND I, LLC FACT SHEET
December 31, 2010

PORTFOLIO UPDATE
6000 Nathan Lane Plymouth (Minneapolis), Minnesota • 5-story, Class-A office building. • Currently 45% leased. In October 2009, we signed a lease renewal with Brocade Communications was 137,000 square feet, a slight moderation from the second quarter. Asking rental rates stabilized with a slight increase from the second quarter, from $12.10 to $12.13. However, the deterioration seems to have bottomed out with some positive signs occurring. Some tenants in the market have overcome the reluctance to sign long-term leases that was evident in the first half to the year, and have begun to focus on locking in longer-term leases, capitalizing on lower rental rates. Deal velocity is showing signs of picking up, indicating tenants feel more confident in the strengthening economy.

Systems for 44,849 square feet beginning in May 2010 with a term of seven years, three months. Brocade is a global industry leader in data center networking solutions and services.

•      Built in 1999, the property was purchased at a price ($138 per square foot) significantly below Wells’ estimated replacement cost of $185–$210 per square foot.

•      Market activity remained slow through the third quarter, consistent with market trends seen throughout the first two quarters, with increasing vacancy and negative absorption. Direct vacancy increased to 18.8%, and third quarter net absorption

•      The Nathan Lane submarket continues to outperform surrounding submarkets, posting the lowest overall direct vacancy rate at 15.1%, as well as the second-lowest Class-A vacancy rate at 13.8%. No speculative construction is under way in the submarket.

•      There has been meaningful tenant activity in the market. Anthem College executed a new 35,000-square-foot lease, and the GSA and United Health Group also executed new and expansion leases for 244,000 square feet and 45,000 square feet, respectively.

3000 Park Lane Pittsburgh, Pennsylvania SOLD September 22, 2010 • 5-story, Class-A office building.

•      Several capital improvement projects included as part of the acquisition underwriting were completed, including replacing the roof and sealing the building exterior.

•      The asset was originally purchased for $11 million plus approximately $297,000 in closing costs. Approximately $1.9 million was invested in building capital and leasing costs, to bring the total investment to $13.2 million. The asset, including the excess land, was sold in September 2010 for $16.9 million. The net sale proceeds of $16.1 million were used to pay down the outstanding loan with Bank of America.

• 100% leased at sale. • Attractive acquisition price of $104 per square foot — less than half of Wells’ estimated replacement cost of $210–$240 per square foot.
330 Commerce Street Nashville, Tennessee • Building is located in highly sought-after Nashville central business district (CBD) and is the headquarters for Country Music Television (CMT).

•      Existing vacancy (24%) provides the opportunity to increase value through leasing.

•      During the 3rd quarter of 2010, the Nashville office market maintained the stability it began displaying in the 2nd quarter, recording 177,898 SF of positive absorption, a 38,859 SF increase over the 2nd quarter. Overall vacancy declined from the previous 14.4% to 13.9%.

•      CMT leases 3 floors with lease expiration in May 2013.

•      4-story, Class-A office building atop a 9-level parking garage. The property also includes the top two levels of the parking garage, which provide a total of 136 spaces.

•      Attractive acquisition price of $117 per square foot is significantly below Wells’ estimated replacement cost of $170–$200 per square foot.

•      57,241 SF of the overall absorption was contributed by the CBD, whose vacancy moved down from 23.9% to end the quarter at 22.9%.

•      The office market is moving in a positive direction, albeit slowly, with the unemployment rate slightly declining each month and new jobs continuing to increase across the Nashville MSA.

Parkway at Oak Hill Austin, Texas • Class-A property located in the southwest suburban market of Austin. • High-quality new construction offering prospective tenants tremendous flexibility.

negotiated with a prospect for 5,105 SF did not result in a lease with that prospect, due to Wells Fargo exercising its option to expand into that space. Parkway is now 79% leased. The remaining vacancy is a 3,553 SF space on the first floor of Building II and 27,214 SF also on the second floor of Building II as the largest contiguous block of space.

•      The Dallas Business Journal reports that in the 3rd quarter of 2010, Austin benefitted by a trifecta of positive developments with a

•      Acquisition price of $130 per square foot is substantially below the previous buyer’s price and reflects a discount to replacement cost.

•      A lease amendment to expand Surveying and Mapping, Inc. by 13,597 square feet was fully executed in July 2010. As suggested last quarter, an amendment expanding Wells Fargo by 2,169 SF was executed in early October. The LOI reported as being dramatic boost in absorption, a decrease in sublease availability, and large corporate move-ins. Overall direct office vacancy decreased from the 19.2% recorded in the 2nd quarter to 18.8% at the end of the 3rd quarter at the same time that sublease vacancy dropped from 2.2% to 1.9%. The Southwest submarket recorded the best direct absorption of all the submarkets with 91,613 SF. The Survey & Mapping expansion at Parkway accounted for 15% of that positive absorption.

RISK FACTORS

•      There is no assurance that the portfolio will perform at the Fund’s targeted investment performance.

•      Illiquidity; no secondary market exists for the Fund’s shares.

•      A shorter investment time horizon can intensify market fluctuations.

•      Attracting financially stable tenants is a critical component of the Fund’s investment return.

•      Wells’ replacement value is a measurement used to analyze the property; however, this number does not guarantee a similar resale value.

•      We have a limited operating history; therefore, future performance and the performance of the Fund are difficult to predict.

•      Please note that there are uncertainties that could cause actual results to differ materially from the forward-looking statements made herein.

•      Risk of vacancies may impact investment performance; vacancies of longer duration will have a greater impact on investment returns.

•      There is no assurance that we will be able to obtain additional debt financing to fund continued leasing activity and operating shortfalls at our properties.

6200 The Corners Parkway — Norcross, GA 30092-3365 Toll-free: 800-448-1010 — Fax: 770-243-8196 www.WellsREF.com
VAFMPFSI1101-0014 I	©2011 Wells Real Estate Funds